                      APPLIED EXTRUSION TECHNOLOGIES, INC.
                      1999 DEFERRED COMPENSATION PLAN TRUST

     THIS AGREEMENT made this 30th day of November, 1999, by and between APPLIED EXTRUSION TECHNOLOGIES, INC. (the "Company") and COMERICA BANK, a Michigan banking corporation ("Trustee").

                                    RECITALS:

     The Company has adopted the nonqualified deferred compensation plan known as the APPLIED EXTRUSION TECHNOLOGIES, INC. 1999 SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN, said plan sometimes hereinafter being referred to as the "Plan."

     The Company wishes to establish a grantor trust (hereinafter called the "Trust") and to contribute to the Trust assets that shall be held therein, subject to the claims of the Company's creditors in the event of Insolvency, as herein defined, until paid to participants in the Plan.

     It is the intention of the Company to make contributions to the Trust to provide itself with a source of funds to assist it in the meeting of its liabilities under the Plan.

     NOW, THEREFORE, the parties do hereby establish the Trust pursuant to the following terms and provisions.

                                   SECTION 1.
                             ESTABLISHMENT OF TRUST

     ( a) The Company hereby deposits with the Trustee in trust one hundred dollars ($100), which shall become the initial principal of the Trust to be held, administered and disposed of by the Trustee as provided in this Trust Agreement.

     ( b) The Trust hereby established shall be irrevocable.

     ( c) The Trust is intended to be a grantor trust, of which the Company is the grantor, within the meaning of subpart E, part I, subchapter J, chapter 1, subtitle A of the Internal Revenue Code of 1986, as amended, and shall be construed accordingly.

     ( d) The principal of the Trust, and any earnings thereon shall be held separate and apart from other funds of Company and shall be used exclusively for the uses and purposes of participants under the Plan and general creditors as herein set forth. Plan participants and their beneficiaries shall have no preferred claim on, or any beneficial ownership interest in, any assets of the Trust. Any rights created under the Plan and this Trust Agreement shall be mere unsecured contractual rights of Plan participants and their beneficiaries against Company. Any assets held by the Trust will be subject to the claims of Company's general creditors under federal and state law in the event of Insolvency, as defined in
Section 3(a) herein.

     ( e) It is the intention of the parties that this Trust shall constitute an unfunded arrangement and shall not affect the status of the Plan as an unfunded plan maintained for the purpose of providing deferred compensation for a select group of management or highly compensated employees for purposes of Title I of the Employee Retirement Income Security Act of 1974.

     ( f) It is the intention of Company to make contributions to the Trust to provide itself with a source of funds to assist it in the meeting of its liabilities under the Plan.

                                   SECTION 2.
              PAYMENTS TO PLAN PARTICIPANTS AND THEIR BENEFICIARIES

     ( a) The Company shall deliver to the Trustee a schedule (the "Payment Schedule") that indicates the amounts payable in respect of each participant (and his or her beneficiaries) under the Plan, that provides a formula or other instructions acceptable to the Trustee for determining the amounts so payable, the form in which such amount is to be paid (as provided for or available under the Plan), and the time of commencement for payment of such amounts. Except as otherwise provided herein, the Trustee shall make payments to the Plan participants and their beneficiaries in accordance with such Payment Schedule. The Company shall make provision for the reporting and withholding of any federal, state or local taxes that may be required to be withheld with respect to the payment of benefits pursuant to the terms of the Plan and shall pay amounts withheld to the appropriate taxing authorities or determine that such amounts have been reported, withheld and paid by Company.

     ( b) The entitlement of a Plan participant or his or her beneficiaries to benefits under the Plan shall be determined by the Company or such party as it shall designate under the Plan, and any claim for such benefits shall be considered and reviewed under the procedures set out in the Plan.

     ( c) The Company may make payment of benefits directly to Plan participants or their beneficiaries as they become due under the terms of the Plan. The Company shall notify the Trustee of its decision to make payment of benefits directly prior to the time amounts are payable to participants or their beneficiaries. In addition, if the principal of the Trust, and any earnings thereon, are not sufficient to make payments of benefits in accordance with the terms of the Plan, the Company shall make the balance of each such payment as it falls due. The Trustee shall notify the Company where principal and earnings are not sufficient.

                                   SECTION 3.
                    TRUSTEE RESPONSIBILITY REGARDING PAYMENTS
                 TO TRUST BENEFICIARY WHEN COMPANY IS INSOLVENT

     ( a) The Trustee shall cease payment of benefits to Plan participants and their beneficiaries if the Company is Insolvent. The Company shall be considered "Insolvent" for purposes of this Trust Agreement if (i) the Company is unable to pay its debts as they become due, or (ii) the Company is subject to a pending proceeding as a debtor under the United States Bankruptcy Code.

     ( b) At all times during the continuance of this Trust, as provided in
Section 1(d) hereof, the principal and income of the Trust shall be subject to claims of general creditors of the Company under federal and state law as set forth below.

          ( i) The Board of Directors of the Company shall have the duty to inform the Trustee in writing of the Company's Insolvency. If a person claiming to be a creditor of the Company alleges in writing to the Trustee that the Company has become Insolvent, the Trustee shall determine whether the Company is Insolvent and, pending such determination, the Trustee shall discontinue payment of benefits to Plan participants or their beneficiaries.

          ( ii) Unless the Trustee has actual knowledge of the Company's Insolvency, or has received notice from the Company or a person claiming to be a creditor alleging that the Company is Insolvent, the Trustee shall have no duty to inquire whether the Company is Insolvent. The Trustee may in all events rely on such evidence concerning the Company's solvency as may be furnished to the Trustee and that provides the Trustee with a reasonable basis for making a determination concerning the Company's solvency.

          ( iii) If at any time the Trustee has determined that the Company is Insolvent, the Trustee shall discontinue payments to Plan participants or their beneficiaries and shall hold the assets of the Trust for the benefit of the Company's general creditors. Nothing in this Trust Agreement shall in any way diminish any rights of Plan participants or their beneficiaries to pursue their rights as general creditors of the Company with respect to benefits due under the Plan or otherwise.

          ( iv) The Trustee shall resume the payment of benefits to Plan participants or their beneficiaries in accordance with Section 2 of this Trust Agreement only after the Trustee has determined that the Company is not Insolvent (or is no longer Insolvent).

     ( c) Provided that there are sufficient assets, if the Trustee discontinues the payment of benefits from the Trust pursuant to Section 3(b) hereof and subsequently resumes such payments, the first payment following such discontinuance shall include the aggregate amount of all payments due to Plan participants or their beneficiaries under the terms of the Plan for the period of such discontinuance, less the aggregate amount of any payments made to Plan participants or their beneficiaries by the Company in lieu of the payments provided for hereunder during any such period of discontinuance.

                                   SECTION 4.
                              INVESTMENT AUTHORITY

     The Trustee shall invest the assets of the Trust in such manner as shall be directed by the Committee under the Plan. Notwithstanding the preceding sentence, the Committee may select an investment manager (or managers) meeting the definition of an "investment manager" under Section 3(38) of the Employee Retirement Income Security Act of 1974, which may direct the Trustee to invest any part of the Trust in any securities or property (except Company property or securities), and direct that it make sales of any securities or property constituting part of the Trust, and the Trustee shall act on such recommendation and shall have no liability for acting in accordance with such recommendation or for the retention of any securities or property so purchased. The Trustee will be protected in relying upon any telegram or letter purporting to have been sent by the investment manager which it believes in good faith to be genuine. In directing investments, the investment manager shall diversify the investments so as to minimize the risk of large losses, unless under the circumstances it is the investment manager's opinion that it is clearly prudent not to do so. The Trustee shall be fully protected in relying upon the certification of the Committee with respect to the selection of such investment manager and it shall not be the responsibility of the Trustee to determine or review investment instructions given to it by such investment manager. Each investment manager shall be a fiduciary under the Trust and shall acknowledge that it is a fiduciary under the Trust in writing delivered to the Trustee and the Committee.

                                   SECTION 5.
                              DISPOSITION OF INCOME

     During the term of this Trust, all income received by the Trust, net of expenses and taxes, shall be accumulated and reinvested.

                                   SECTION 6.
                              ACCOUNTING BY TRUSTEE

     The Trustee shall keep accurate and detailed records of all investments, receipts, disbursements, and all other transactions required to be made, including such specific records as shall be agreed upon in writing between the Company and the Trustee. Within sixty (60) days following the close of each calendar year and within thirty (30) days after the removal or resignation of the Trustee, the Trustee shall deliver to Company a written account of its administration of the Trust during such year or during the period from the close of the last preceding year to the date of such removal or resignation, setting forth all investments receipts, disbursements and other transactions effected by it, including a description of all securities and investments purchased and sold with the cost or net proceeds of such purchases or sales (accrued interest paid or receivable being shown separately), and showing all cash, securities and other property held in the Trust at the end of such year or as of the date of such removal or resignation, as the case may be.

                                   SECTION 7.
                            RESPONSIBILITY OF TRUSTEE

     ( a) The Trustee shall act with the care, skill, prudence and diligence under the circumstances then prevailing that a prudent person acting in like capacity and familiar with such matters would use in the conduct of an enterprise of a like character and with like aims, provided, however, that the Trustee shall incur no liability to any person for any action taken pursuant to a direction, request or approval given by the Company which is contemplated by, and in conformity with the terms of the Plan or this Trust and is given in writing by the Company. In the event of a dispute between the Company and a party, the Trustee may apply to a court of competent jurisdiction to resolve the dispute.

     ( b) If the Trustee undertakes or defends any litigation arising in connection with this Trust, the Company agrees to indemnify the Trustee against the Trustee's costs, expenses and liabilities (including without limitation, attorneys' fees and expenses) relating thereto and to be primarily liable for such payments. If the Company does not pay such costs, expenses and liabilities in a reasonably timely manner, the Trustee may obtain payment from the Trust.

     ( c) The Trustee may consult with legal counsel (who may also be counsel for the Company generally) with respect to any of its duties or obligations hereunder.

     ( d) The Trustee may hire agents, accountants, actuaries investment advisors, financial consultants or other professionals to assist it in performing any of its duties or obligations hereunder.

     ( e) The Trustee shall have, without exclusion, all powers conferred on the Trustees by applicable law, unless expressly provided otherwise herein, provided, however, that if an insurance policy is held as an asset of the Trust, the Trustee shall have no power to name a beneficiary of the policy other than the Trust, to assign the policy (as distinct from conversion of the policy to a different form) other than to a successor Trustee, or to loan to any person the proceeds of any borrowing against such policy.

     ( f) Notwithstanding the provisions of Section 7(e) above, the Trustee may loan to the Company the proceeds of any borrowing against an insurance policy held as an asset of the Trust.

     ( g) Notwithstanding any powers granted to the Trustee pursuant to this Trust Agreement or to applicable law, the Trustee shall not have any power that could give this Trust the objective of carrying on a business and dividing the gains therefrom, within the meaning of section 301.7701-2 of the Procedure and Administrative Regulations promulgated pursuant to the Internal Revenue Code.

     (h) Without in any way limiting the Trustee's powers described in this Agreement, the Trustee shall have the power to do any of the following as directed by the Committee from time to time: (i) place all or part of the marketable securities of the Trust in a custody account maintained with Paine Webber Incorporated (hereinafter known as Paine Webber); (ii) engage Paine Webber to act as custodian of the custody account and to act, pursuant to the Trustee's or an Investment Manager's instructions, as broker or dealer to execute transactions and to provide other services with respect to the custody account, including purchasing securities currently distributed, underwritten or issued by Paine Webber or any of its affiliates; and (iii) pay out of the Trust fund all reasonable custody charges, brokerage commissions, and other fees and expenses incurred pursuant to clause (i) or (ii) above.

                                   SECTION 8.
                      COMPENSATION AND EXPENSES OF TRUSTEE

     The Company shall pay all administrative and Trustee's fees and expenses. If not so paid, the fees and expenses shall be paid from the Trust.

                                   SECTION 9.
                       RESIGNATION AND REMOVAL OF TRUSTEE

     ( a) The Trustee may resign at any time by written notice to the Company, which shall be effective thirty (30) days after receipt of such notice unless the Company and the Trustee agree otherwise.

     ( b) The Trustee may be removed by the Company on thirty (30) days notice or upon shorter notice accepted by the Trustee.

     ( c) Upon a Change of Control, as defined herein, the Trustee may not be removed by the Company.

     ( d) If the Trustee resigns after a Change of Control, as defined herein, the Company shall apply to a court of competent jurisdiction for the appointment of a successor the Trustee or for instructions.

     ( e) Upon resignation or removal of the Trustee and appointment of a successor Trustee, all assets shall subsequently be transferred to the successor Trustee. The transfer shall be completed within thirty (30) days after receipt of notice of resignation, removal or transfer, unless the Company extends the time limit.

     ( f) If the Trustee resigns or is removed, a successor shall be appointed, in accordance with Section 10 hereof, by the effective date or resignation or removal under paragraphs (a) or (b) of this section. If no such appointment has been made, the Trustee may apply to a court of competent jurisdiction for appointment of a successor or for instructions. All expenses of the Trustee in connection with the proceeding shall be allowed as administrative expenses of the Trust.

                                   SECTION 10.
                            APPOINTMENT OF SUCCESSOR

     ( a) If the Trustee resigns or is removed in accordance with Section 9(a) or 9(b) hereof, the Company may appoint any third party, such as a bank trust department or other party that may be granted corporate trustee powers under state law, as a successor to replace the Trustee upon resignation or removal. The appointment shall be effective when accepted in writing by the new Trustee, who shall have all of the rights and powers of the former Trustee, including ownership rights in the Trust assets. The former Trustee shall execute any instrument necessary or reasonably requested by Company or the successor Trustee to evidence the transfer.

     ( b) The successor Trustee need not examine the records and acts of any prior Trustee and may retain or dispose of existing Trust assets, subject to Sections 6 and 7 hereof. The successor Trustee shall not be responsible for and Company shall indemnify and defend the successor Trustee from any claim or liability resulting from any action or inaction of any prior Trustee or from any other past event, or any condition existing at the time it becomes successor Trustee.

                                   SECTION 11.
                            AMENDMENT OR TERMINATION

     ( a) This Trust Agreement may be amended by a written instrument executed by the Trustee and the Company. Notwithstanding the foregoing, no such amendment shall conflict with the terms of the Plan or shall make the Trust revocable, or otherwise authorize the Trustee to transfer the assets of the Trust to or for the benefit of the Company prior to the time all benefit payments under the Plan have been made.

     ( b) The Trust shall not terminate until the date on which Plan participants and their beneficiaries are no longer entitled to benefits pursuant to the terms of the Plan. Upon termination of the Trust, any assets remaining in the Trust shall be returned to the Company.

     ( c) Upon written approval of participants or beneficiaries entitled to payment of benefits pursuant to the terms of the Plan, the Company may terminate this Trust prior to the time all benefit payments under the Plan have been made. All assets in the Trust at termination shall be returned to Company.

     ( d) Except as otherwise provided in Section 3 hereof, in the event that a Change of Control shall occur with respect to the Company, as defined in the Plan, the Trustees shall use the assets of the Trust to make payment of benefits to the Plan Participants and their Beneficiaries in accordance with the terms of the Plan as in effect prior to the Change in Control to the extent such benefits are not paid by the Company.

                                   SECTION 12.
                                  MISCELLANEOUS

     ( a) Any provision of this Trust Agreement prohibited by law shall be ineffective to the extent of any such prohibition, without invalidating the remaining provisions hereof.

     ( b) Benefits payable to Plan participants and their beneficiaries under this Trust Agreement may not be anticipated, assigned (either at law or in equity), alienated, pledged, encumbered or subjected to attachment, garnishment, levy, execution or other legal or equitable process.

     ( c) This Trust Agreement shall be governed by and construed in accordance with the laws of Michigan.

                                   SECTION 13.
                                 EFFECTIVE DATE

     The effective date of this Trust Agreement shall be December 1, 1999.

                                          APPLIED EXTRUSION TECHNOLOGIES,
                                          INC., a Delaware corporation

                                          By:/s/GERALD M. HAINES II
                                             -----------------------------------
                                                Gerald M. Haines II
                                                Vice President, General Counsel
                                                and Secretary

                                          COMERICA BANK

                                          By:/s/RALPH JOHNSTON
                                             -----------------------------------
                                                Ralph Johnston
                                                Trust Officer